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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of RFS Hotel Investors, Inc. on Form S-3 (File No. 333-03307) and on Form S-8 (File No. 333-19411) of our report dated January 27, 1999, except for Note 12 as to which the date is February 16, 1999, on our audits of the consolidated financial statements and the financial statement schedule of RFS Hotel Investors, Inc. and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is incorporated by reference in this Annual Report on Form 10-K.


                                                      PricewaterhouseCoopers LLP


Memphis, Tennessee
March 23, 1999